Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

MANNING & NAPIER, INC.

* * * * * * * *

MANNING & NAPIER, INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. The name of the corporation is Manning & Napier, Inc. The original certificate of incorporation of the Corporation (the “Original Certificate of Incorporation”) was filed with the Secretary of State of the State of Delaware on June 22, 2011.

2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”), this Amended and Restated Certificate of Incorporation restates and amends the provisions of the Original Certificate of Incorporation.

3. This Amended and Restated Certificate of Incorporation was duly adopted by the unanimous written consent of the Board of Directors of the Corporation and approved by the stockholders of the Corporation in accordance with the applicable provisions of Sections 242 and 245 of the DGCL.

4. This Amended and Restated Certificate of Incorporation shall become effective immediately upon filing with the Secretary of State of the State of Delaware (such time of effectiveness, the “Effective Time”).

5. The text of the Original Certificate of Incorporation is hereby restated and amended to read in its entirety as follows:

ARTICLE I

Section 1.01 Name. The name of the corporation is Manning & Napier, Inc. (the “Corporation”).

ARTICLE II

Section 2.01 Address. The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

ARTICLE III

Section 3.01 Purpose. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as now in effect or hereafter amended (the “DGCL”).

ARTICLE IV

Section 4.01 Capitalization. The total number of shares of all classes of stock which the Corporation shall have authority to issue is [•] shares, which shall consist of: (a) [•] shares of Class A common stock, par value $0.01 per share (the “Class A Common Stock”); (b) [•] shares of Class B common stock, par value $0.01 per share (the “Class B Common Stock”); and (c) [•] shares of preferred stock, par value $0.01 per share. The Class A Common Stock and the Class B Common Stock shall hereinafter collectively be called the “Common Stock.”

Section 4.02 Common Stock. The Common Stock shall have the powers, preferences and rights, and the qualifications, limitations and restrictions, as hereinafter set forth in this Article IV.

(a) Voting Rights. Except as otherwise expressly required by law or provided in this Amended and Restated Certificate of Incorporation, the shares of Common Stock shall entitle the holders thereof to the voting rights set forth below.

(i) Each share of Class A Common Stock shall entitle the holder thereof to one (1) vote in person or by proxy on all matters submitted to a vote of the stockholders of the Corporation.

(ii) Each share of Class B Common stock shall entitle the holder thereof to a number of votes in person or by proxy on all matters submitted to a vote of the stockholders of the Corporation equal to the quotient derived by dividing (x) 1,000 into (y) a number equal to 101% of the aggregate number of votes entitled to be cast by the holders of shares of Class A Common Stock and any other class of equity securities of the Company entitled to vote other than the Class B Common Stock, as calculated on the record date of such vote.

(iii) Except as otherwise expressly required by law or provided in this Amended and Restated Certificate of Incorporation or the bylaws of the Corporation, all matters to be voted on by holders of Common Stock must be approved by a majority of the votes entitled to be cast by all shares of Class A Common Stock and Class B Common Stock, voting together as a single class. Notwithstanding the foregoing, any amendment to this Amended and Restated Certificate of Incorporation, including in connection with a merger, consolidation or other similar transaction, that would alter or change the powers, preferences or special rights of the Class B Common Stock so as to affect them adversely as a class must be approved by a majority of the votes entitled to be cast by the holders of the shares of the Class B Common Stock affected by the amendment, voting as a separate class.

(b) Dividends.

(i) Subject to any other provisions set forth in this Amended and Restated Certificate of Incorporation, as it may be amended from time to time, the holders of shares of Class A Common Stock shall be entitled to receive ratably, in proportion to the number of shares held by them, such dividends and other distributions in cash, property or shares of stock of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor. Dividends consisting of shares of Class A Common Stock may be paid only to holders of shares of Class A Common Stock and only proportionally with respect to each outstanding share of Class A Common Stock.

(ii) Subject to any other provisions set forth in this Amended and Restated Certificate of Incorporation, as it may be amended from time to time, the holders of shares of Class B Common Stock shall not be entitled to any dividends of the Corporation.

(c) Liquidation Rights. Upon the dissolution, liquidation or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, if any, the holders of shares of Class A Common Stock shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them, determined as a single class. The holders of shares of Class B Common Stock shall not have any right to receive any such distributions upon the dissolution, liquidation or winding up of the Corporation.

(d) No Preemptive, Subscription or Conversion Rights. No holder of shares of Class A Common Stock or Class B Common Stock shall be entitled to any preemptive, subscription or conversion rights.

(e) Reclassifications. The Class A Common Stock may not be subdivided (by any stock split, stock distribution, reclassification or otherwise) or combined (by reverse stock split, reclassification or otherwise) unless contemporaneously therewith the Class A Units (as defined in the Amended and Restated Limited Liability Company Agreement (the “Manning & Napier Group LLC Agreement”) of Manning & Napier Group, LLC, a Delaware limited liability company (“Manning & Napier Group”)) of Manning & Napier Group and the Class B Units (as defined in the Manning & Napier Group LLC Agreement) of Manning & Napier Group are subdivided or combined in the same proportion and in the same manner.

Section 4.03 Preferred Stock. The Board of Directors of the Corporation (the “Board of Directors”) is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, power, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. Except as otherwise required by law, holders of shares of Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Amended and Restated Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock).

Section 4.04 Transfers of Class B Common Stock. Subject to any other provisions set forth in this Amended and Restated Certificate of Incorporation, as it may be amended from time to time, in the event of the transfer of shares of Class B Common Stock to any person or entity, such shares shall be deemed automatically to convert, effective as of the date of transfer thereof, into the same number of shares of Class A Common Stock. In the event of the automatic conversion of shares of Class B Common Stock into shares of Class A Common Stock, the holder of such shares of Class B Common Stock shall surrender the certificate or certificates representing the shares to be converted (the “Converting Shares”) for cancellation at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by written notice to the holders of Common Stock) at any time during its regular business hours. Promptly following such surrender, the Corporation shall deliver to the surrendering holder a certificate evidencing the shares of Class A Common Stock issuable upon such conversion. Notwithstanding that any certificate for Converting Shares shall not have been surrendered for cancellation, all such Converting Shares shall no longer be deemed outstanding on and after the effective date of conversion as set forth above, and all rights with respect to such Converting Shares shall cease and terminate following such effective date of conversion, except only the right of the holder thereof to receive the same number of shares of Class A Common Stock on the conversion thereof. Upon the issuance of shares of Class A Common Stock in accordance with this Section 4.04, such shares shall be deemed to be duly authorized, validly issued, fully paid and non-assessable.

Section 4.05 Retirement of Class B Common Stock. Upon the earlier to occur of (a) the death of the holder of the shares of Class B Common Stock, (b) the date that the aggregate direct and indirect ownership of the holder of the shares of Class B Common Stock of Class A Units and Class B Units of Manning & Napier Group, LLC is equal to less than 25% of the total number of Class A Units and Class B Units of Manning & Napier Group, LLC outstanding in the aggregate, and (c) [•], 2017,2 all outstanding shares of Class B Common Stock shall be automatically, without any further action on the part of the Corporation or the holder of the shares of Class B Common Stock, cancelled and shall revert to the status of authorized but unissued shares of Class B Common Stock.

[2]	Date to be the sixth anniversary of the original date of issuance of the Class B Common Stock.

Section 4.06 Uncertificated Shares. Any or all classes and series of capital stock of the Corporation, or any part thereof, may be certificated or uncertificated, as provided under the DGCL. The rights and obligations of the holders of shares represented by certificates and the rights and obligations of holders of uncertificated shares of the same class and series shall be identical.

ARTICLE V

Section 5.01 Management by Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities expressly conferred upon the Board of Directors by statute or this Amended and Restated Certificate of Incorporation or the bylaws of the Corporation, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as may be exercised or done by the Corporation.

ARTICLE VI

Section 6.01 Bylaws. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, alter, amend or repeal the bylaws of the Corporation without the assent or vote of the stockholders in any manner not inconsistent with applicable law or this Amended and Restated Certificate of Incorporation.

ARTICLE VII

Section 7.01 Indemnification.

(a) The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation; provided, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity by the Corporation for such expenses which the Court of Chancery or such other court shall deem proper.

Section 7.02 Expenses. Expenses (including attorneys’ fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding shall (in the case of any action, suit or proceeding against a director of the Corporation) or may (in the case of any action, suit or proceeding against an officer, trustee, employee or agent of the Corporation) be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of a person so indemnified to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article VII.

Section 7.03 Non-Exclusive Remedy; Insurance. The indemnification and other rights set forth in this Article VII shall not be exclusive of any provisions with respect thereto in the bylaws of the Corporation or any other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against liability under this Article VII and applicable law, including the DGCL.

Section 7.04 Limited Liability of Directors. No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director:

(a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders;

(b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(c) under Section 174 of the DGCL; or

(d) for any transaction from which the director derived an improper personal benefit.

If the DGCL is amended after the date hereof to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Section 7.05 Enforceability. Neither the amendment nor repeal of this Article VII, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to the reimbursement of expenses pursuant to this Article VII if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

ARTICLE VIII

Section 8.01 Amendments. The Corporation reserves the right to amend this Amended and Restated Certificate of Incorporation in any manner permitted by the laws of the State of Delaware and, subject to the terms of this Amended and Restated Certificate of Incorporation, all rights and powers conferred herein on stockholders, directors, officers and other persons, if any, are subject to this reserved power.

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IN WITNESS WHEREOF, Manning & Napier, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by                        , its                         , this         day of                     , 2011.

MANNING & NAPIER, INC.

By:
Name:
Title: